EXHIBIT 99.1

Contact:
Doug Farrell
Vice President of Investor Relations
408-731-5285

AFFYMETRIX REPORTS FOURTH QUARTER 2015 OPERATING RESULTS

Santa Clara, Calif.—February 17, 2016—Affymetrix, Inc., (NASDAQ: AFFX) today reported its operating results for the fourth quarter of 2015.

Results for the year ended December 31, 2015:

•	Total revenue was $359.8 million, compared to $349.0 million in 2014.

•	Reported revenue increased 3.1%, or 6.8% on a constant currency basis.

•
GAAP net income was $10.1 million, or $0.13 per diluted share, as compared to a GAAP net loss of $3.8 million, or $0.05 per diluted share, in 2014, an increase of $13.9 million or $0.18 per diluted share.

•
Non-GAAP net income was $33.7 million, or $0.42 per diluted share, compared to a non-GAAP net income of $22.3 million, or $0.30 per diluted share, for 2014. Please refer to "Itemized Reconciliation Between GAAP and Non-GAAP Net Income (Loss)" for a reconciliation of these GAAP and non-GAAP financial measures.

•	Total balance in cash and cash equivalents was $88.8 million, short term investments were $50.0 million and senior debt was $19.1 million as of December 31, 2015.

•	On October 9, 2015, we entered into a settlement agreement with Enzo Life Sciences, Inc. ("Enzo") and agreed to pay $10.0 million with respect to the lawsuit filed by Enzo in April 2012.

•
On October 28, 2015, we entered into a five-year Senior Credit Facility Agreement with Bank of America in an aggregate amount of $100.0 million of revolving commitment. We borrowed $20.1 million under this Senior Credit Facility and used the proceeds to pay off all of our outstanding senior debt under our credit agreement entered into in 2012.

Product revenue for the year ended December 31, 2015 was $327.0 million and service and other revenue was $32.8 million. This compares to product revenue of $310.5 million and service and other revenue of $38.6 million in 2014. Product revenue for 2015 included consumable revenue of $311.7 million and instrument revenue of $15.3 million. Product revenue for 2014 included consumable revenue of $294.2 million and instrument revenue of $16.2 million.

Total GAAP gross margin was 64%, as compared to 59% in the same period of 2014. Excluding non-GAAP adjustments such as the amortization of acquired intangible assets, non-GAAP gross margin for 2015 was 65% compared to 62% in 2014. This improvement was driven by higher sales as well as favorable manufacturing variances in the year and continued focus on cost control. Please refer to the "Itemized Reconciliation Between GAAP and Non-GAAP Gross Margin" for a reconciliation of these GAAP and non-GAAP financial measures.

For the year ended December 31, 2015, operating expenses were $212.5 million on a GAAP basis as compared to $203.7 million in 2014. Excluding non-GAAP adjustments, such as litigation costs and the amortization of acquired intangible assets, non-GAAP operating expenses for 2015 were $193.9 million, compared to an adjusted total of $187.7 million in 2014. The increase was primarily caused by higher headcount and associated compensation. Please refer to the "Itemized Reconciliation Between GAAP and Non-GAAP Operating Expenses" for a reconciliation of these GAAP and non-GAAP financial measures.

Results for the three months ended December 31, 2015:

•	Total revenue was $95.6 million, compared to $93.5 million in fourth quarter of 2014.

•	Reported revenue increased 2.2%, or 6.7% on a constant currency basis.

•	GAAP net income was $4.1 million, or $0.05 per diluted share, as compared to a GAAP net income of $5.2 million, or $0.05 per diluted share, in the fourth quarter of 2014, a decrease of $1.1 million.

•
Non-GAAP net income was $7.4 million, or $0.09 per diluted share, compared to a non-GAAP net income of $8.9 million, or $0.09 per diluted share, for the fourth quarter of 2014. Please refer to "Itemized Reconciliation Between GAAP and Non-GAAP Net Income (Loss)" for a reconciliation of these GAAP and non-GAAP financial measures.

Product revenue for the fourth quarter of 2015 was $87.7 million and service and other revenue was $7.9 million. This compares to product revenue of $82.8 million and service and other revenue of $10.7 million in the fourth quarter of 2014. Product revenue for the fourth quarter of 2015 included consumable revenue of $83.5 million and instrument revenue of $4.2 million. Product revenue for the fourth quarter of 2014 included consumable revenue of $78.0 million and instrument revenue of $4.8 million.

Total GAAP gross margin was 65%, as compared to 63% in the same period of 2014. Excluding non-GAAP adjustments such as the amortization of acquired intangible assets, non-GAAP gross margin for the fourth quarter of 2015 was 66% compared to 64% in the same period of 2014. This improvement was driven by higher sales as well as favorable manufacturing variances in the quarter. Please refer to the "Itemized Reconciliation Between GAAP and Non-GAAP Gross Margin" for a reconciliation of these GAAP and non-GAAP financial measures.

For the fourth quarter of 2015, operating expenses were $56.9 million on a GAAP basis as compared to $52.7 million in the same period of 2014. Excluding non-GAAP adjustments, such as the amortization of acquired intangible assets, non-GAAP operating expenses for the fourth quarter of 2015 were $54.8 million, compared to an adjusted total of $50.2 million in the same period of 2014. The increase was primarily caused by higher bonus attainment and commissions. Please refer to the "Itemized Reconciliation Between GAAP and Non-GAAP Operating Expenses" for a reconciliation of these GAAP and non-GAAP financial measures.

Recent developments:

•
On January 8, 2016, the Company entered into an Agreement and Plan of Merger with Thermo Fisher, and White Birch Merger Co, a Delaware corporation and a wholly owned subsidiary of Thermo Fisher, providing for, subject to the satisfaction or waiver of specified conditions, the acquisition of the Company by Thermo Fisher at a price of $14.00 per share in cash. Subject to the terms and conditions of the Merger Agreement, the closing of the merger is expected to occur during the second quarter of 2016.

•
The Company entered a partnership with United Kingdom-based Bio-Genesys Diagnostics to offer commercial genotyping services. Under the terms of the agreement, the genetic testing services offered by Bio-Genesys Diagnostics for cattle, pigs, goats and sheep will be run exclusively on Affymetrix’s technology. The partnership leverages the broad range of reproductive and diagnostic solutions offered by Bio-Genesys Diagnostics to professional farming operations and veterinarians and the strong technical and customization expertise from Affymetrix in developing custom genotyping arrays and panels in agrigenomics.

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The introduction of several new agrigenomic genotyping solutions at the annual Plant and Animal Genome Conference (PAG XXIV). Following the Company’s acquisition of Eureka Genomics in mid-2015, Affymetrix is introducing Eureka™ Genotyping Solution for low-cost, low-plex genotyping by sequencing (GBS). The company also introduced two new array configurations for the Axiom® genotyping platform, providing customers with a complete range of options for varying sample numbers and throughput goals.

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The Company entered into a partnership with Reveal Biosciences LLC, an advanced tissue technologies company, under which Reveal will use Affymetrix ViewRNA® ISH for tissue samples to provide RNA in situ hybridization (ISH) staining, imaging, and quantification services using the company’s proprietary image analysis software, ImageDx™.

•
The introduction of the Axiom®Turkey Genotyping array, developed in collaboration with the United States Department of Agriculture - Agricultural Research Service (USDA-ARS) along with Aviagen and Hendrix Genetics. The array will help breeders better understand the genetics of turkeys in order to improve meat characteristics and health. It will enable scientists and breeders to quickly evaluate genetic markers that can be associated with improved traits such as health outcome and fertility.

•
The Company entered into a collaboration with XRGenomics LTD, a UK-based biotechnology company, to research and develop a new generation of diagnostic tests for age-related diseases. Over 50% of healthcare costs are spent on those aged 65 and older and according to the G8 Summit 2013, age-related diseases could bankrupt Western medicine by 2050. New solutions are required to deliver efficient and effective care. XRGenomics is using Affymetrix technology to develop novel gene expression-based signatures that enable translational research and biomarker test development activities in areas such as dementia, Alzheimer’s, and other age-related diseases.

About Affymetrix
Affymetrix technology is used by the world's top pharmaceutical, diagnostic and biotechnology companies, as well as leading academic, government and nonprofit research institutes. More than 2,300 systems have been shipped around the world and more than 110,000 peer-reviewed papers have been published using the technology. Affymetrix is headquartered in Santa Clara, California, and has manufacturing facilities in Cleveland, Ohio, San Diego, California, Singapore and Vienna, Austria. The Company has about 1,150 employees worldwide and maintains sales and distribution operations across Europe, Asia and Latin America.
All statements in this press release that are not historical in nature, are predicative in nature or that depend upon or refer to future events or conditions are "forward-looking statements" within the meaning of Section 21 of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These include statements regarding our strategic initiatives, market expectations, the consummation and timing of the proposed acquisition of us by Thermo Fisher Scientific, Inc., anticipated product and revenue growth, financial strength and regulatory environment, as well as all other "expectations," "beliefs," "hopes," "intentions," "strategies" and words of similar import and the negatives thereof. Such statements are based on our current expectations and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. We cannot assure you that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors, including, but not limited to, those discussed in “Risk Factors” contained in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014. These forward-looking statements speak only as of the date of the press release. Unless required by law, we do not undertake to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.
In addition to providing financial measures based on generally accepted accounting principles in the United States (GAAP), Affymetrix has disclosed in this press release its net income (loss) and net income (loss) per share as well as its total gross margin and operating expenses for the fourth quarter of 2015 and 2014 excluding specified items. Reconciliation of GAAP to Non-GAAP measures can be found in the tables included in this press release. Affymetrix has determined to disclose this financial information to investors because it believes it will be useful, as a supplement to GAAP measures, in comparing Affymetrix's operating performance in the fourth quarter of 2015 as compared to the prior-year period. These Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Our management uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods.

PLEASE NOTE:
Affymetrix, the Affymetrix logo, GeneChip, and all other trademarks are the property of Affymetrix, Inc.

- Financial Charts to Follow -

AFFYMETRIX, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	December 31, 2015	December 31, 2014
ASSETS:		(Note 1)
Current assets:
Cash and cash equivalents	$88,767	$79,923
Short-term investments	50,000	—
Accounts receivable, net	58,970	46,896
Inventories—short-term portion	54,131	50,676
Deferred tax assets—short-term portion	—	3,778
Prepaid expenses and other current assets	7,655	9,197
Total current assets	259,523	190,470
Property and equipment, net	21,000	18,087
Inventories—long-term portion	2,207	5,956
Goodwill	154,539	156,178
Intangible assets, net	102,398	106,183
Deferred tax assets—long-term portion	567	303
Other long-term assets	6,657	9,371
Total assets	$546,891	$486,548

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$56,037	$53,063
Term loan—short-term portion	4,000	4,000
Deferred revenue—short-term portion	8,605	9,210
Total current liabilities	68,642	66,273
Deferred revenue—long-term portion	2,161	2,372
Convertible notes	105,000	105,000
Term loan—long-term portion	15,088	18,950
Other long-term liabilities	16,747	21,626
Total liabilities	207,638	214,221
Stockholders’ equity:
Common stock	805	743
Additional paid-in capital	847,266	781,747
Accumulated other comprehensive income	(9,380)	(612)
Accumulated deficit	(499,438)	(509,551)
Total stockholders’ equity	339,253	272,327
Total liabilities and stockholders’ equity	$546,891	$486,548

Note 1:
The condensed consolidated balance sheet at December 31, 2014 has been derived from the audited consolidated financial statements at that date included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

AFFYMETRIX, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
REVENUE:
Product sales	$87,707	$82,814	$327,011	$310,458
Services and other	7,865	10,716	32,775	38,561
Total revenue	95,572	93,530	359,786	349,019
COSTS AND EXPENSES:
Cost of product sales	29,270	28,288	110,770	117,499
Cost of services and other	4,491	6,300	19,775	25,659
Research and development	14,865	12,784	52,900	50,227
Selling, general and administrative	42,038	39,866	149,638	148,411
Litigation settlement	—	—	10,000	5,100
Total costs and expenses	90,664	87,238	343,083	346,896
Income from operations	4,908	6,292	16,703	2,123
Other income (expense), net	1,076	(50)	752	652
Interest expense	2,188	1,401	6,609	6,373
Income (loss) before income taxes	3,796	4,841	10,846	(3,598)
Income tax expense (benefit)	(261)	(326)	733	236
Net income (loss)	$4,057	$5,167	$10,113	$(3,834)

Basic net income (loss) per common share	$0.05	$0.07	$0.13	$(0.05)
Diluted net income (loss) per common share	$0.05	$0.05	$0.13	$(0.05)

Shares used in computing basic net income (loss) per common share	80,236	73,933	77,842	73,202
Shares used in computing diluted net income (loss) per common share	82,490	94,585	80,707	73,202

AFFYMETRIX, INC.
RESULTS OF OPERATIONS – NON-GAAP
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME (LOSS)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
GAAP net income (loss) - basic and diluted	$4,057	$5,167	$10,113	$(3,834)
Amortization of inventory fair value adjustment	—	—	—	4,666
Amortization of acquired intangible assets	3,323	3,759	13,627	16,352
Litigation settlement	—	—	10,000	5,100
Non-GAAP net income - basic and diluted	$7,380	$8,926	$33,740	$22,284

Non-GAAP basic net income per common share	$0.09	$0.12	$0.43	$0.30
Non-GAAP diluted net income per common share	$0.09	$0.09	$0.42	$0.30

Shares used in computing Non-GAAP basic net income per common share	80,236	73,933	77,842	73,202
Shares used in computing Non-GAAP diluted net income per common share (Note 1)	82,490	94,585	80,707	73,202

Note 1:	Weighted average shares outstanding includes the dilutive effect, if any, of employee stock options, employee stock purchase plan, and restricted stock awards.

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP GROSS MARGIN

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2015		2014		2015		2014
GAAP total gross margin	$61,811	65%	$58,942	63%	$229,241	64%	$205,861	59%
Amortization of inventory fair value adjustment	—	—%	—	—%	—	—%	4,666	1%
Amortization of acquired intangible assets	1,226	1%	1,316	1%	4,994	1%	5,389	2%
Non-GAAP total gross margin	$63,037	66%	$60,258	64%	$234,235	65%	$215,916	62%

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP OPERATING EXPENSES

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Total GAAP operating expenses	$56,903	$52,650	$212,538	$203,738
Amortization of acquired intangible assets	(2,097)	(2,443)	(8,633)	(10,963)
Litigation settlement	—	—	(10,000)	(5,100)
Total Non-GAAP operating expenses	$54,806	$50,207	$193,905	$187,675

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP ADJUSTED EBITDA AS PERCENTAGE OF REVENUE

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
GAAP net income (loss)	$4,057	$5,167	$10,113	$(3,834)
Depreciation and amortization	5,768	6,932	21,971	30,776
Amortization of inventory fair value adjustment	—	—	—	4,666
Interest expense, net	2,197	1,397	6,596	6,315
Income tax provision	(261)	(327)	733	236
EBITDA	11,761	13,169	39,413	38,159

Adjustments to EBITDA:
Share-based compensation	4,042	2,975	14,985	12,411
Loss on foreign currency	135	651	1,047	2,458
Litigation charges	246	757	11,525	9,917
Gain on sales of securities	(1,330)	(742)	(1,383)	(2,426)
Other adjustments	111	146	(403)	(624)
Adjusted EBITDA	$14,965	$16,956	$65,184	$59,895

Revenue	$95,572	$93,530	$359,786	$349,019

Adjusted EBITDA as percentage of revenue	16%	18%	18%	17%